Exhibit 99.2

Second Quarter 2014

Supplemental Operating and Financial Data

Miller Creek at Germantown

Memphis, TN

Trade Street Residential, Inc.

19950 W. Country Club Drive, Suite 800

Aventura, Florida 33180

786-248-5200

www.tradestreetresidential.com

Trade Street Residential, Inc.
Second Quarter 2014	Supplemental Financial Information

Trade Street RESIDENTIAL RELEASES Second Quarter 2014 Results

– Same Store Average Occupancy Increases to 96.2%

– Portfolio Average Rent Increases to $989 –

– Acquires New Luxury Community for $40.5 Million –

AVENTURA, FL, August 11, 2014 – Trade Street Residential, Inc. (NASDAQ: TSRE) (the “Company”), a vertically integrated and self-managed real estate investment trust ("REIT") focused on acquiring, owning, operating and managing high-quality, conveniently located, apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas, today announced consolidated results for the second quarter ended June 30, 2014.

Operational and Financial Highlights for Second Quarter 2014

•	Reported Core FFO of $2.2 million, or $0.06 per diluted share.

•	Same store net operating income, or same store NOI, increased 1.7% compared to the same period in the prior year. Over the same period, same store revenue increased 4.2% and same store expenses increased 7.2%. Excluding the benefit of a one-time property tax settlement received in the second quarter of 2013, same store NOI increased 5.5% and same store expenses increased 2.7% compared to the same period last year.

•	Same store average occupancy was 96.2% at quarter end, a gain of 60 basis points compared to the same period last year.

•	Same store average rent increased to $879 per unit, an increase of 3.0% compared to the same period last year. Average rent across the entire portfolio increased $41 to $989

•	Acquired luxury apartment community with 270 units for an aggregate investment of $40.5 million

“During the second quarter we continued to improve our operations and position our business for future growth opportunities,” stated Richard Ross, Chief Executive Officer of Trade Street Residential. “We achieved another quarter of solid growth in our average rents and occupancy, driving same store revenue growth of 4.2% and same store NOI growth of 5.5%, adjusting for the benefit of the property tax settlement received in the comparable quarter. As we move forward into the second half of 2014, we believe we can continue to produce strong results as many of our new communities experience year-two lease renewals, and we can capture improving efficiencies across our larger platform.”

Financial Results for the Three Months Ended June 30, 2014

Net loss attributable to common stockholders for the second quarter of 2014 was a net loss of ($4.0) million, essentially unchanged from the prior year period. The net loss for the second quarter of 2014 was primarily the result of higher revenues largely offset by higher general and administrative expenses, interest expense and depreciation and amortization. The net loss per basic and diluted share for the second quarter of 2014 was ($0.11), a change from net loss per share of ($0.51) in the prior year period, primarily as a result of the foregoing factors.

Funds from Operations, or FFO, for the second quarter of 2014 was a $1.6 million, or $0.04 per diluted share, as compared to a deficit of ($1.1) million, or ($0.13) per diluted share in the prior year period. The increase in FFO is largely the result of the addition of 10 new operating properties since the second quarter of 2013. Core FFO for the second quarter of 2014 was $2.2 million, or $0.06 per diluted share, as compared to a deficit of ($0.3) million, or ($0.03) per diluted share in the prior year period.

Portfolio Performance

Same store NOI for the second quarter of 2014 was $3.0 million, an increase of 1.7% as compared to the second quarter of the prior year, driven primarily by a 4.2% increase in same store revenue, partially offset by a 7.2% increase in same store property expenses. Same store property expenses included a one-time property tax settlement of $107,000 which was received in the second quarter of 2013. Excluding the benefit of this item, same store NOI increased 5.5% and same store property expenses increased 2.7% compared to the second quarter of 2013. The increase in same store revenue was primarily attributable to a 60 basis point increase in average occupancy to 96.2%, and a 3.0% increase in average rent to $879 per month. The increase in same store expenses was primarily attributable to increased property taxes, higher utility and turnover expense as well as weather related expenses incurred during the second quarter 2014.

On a sequential quarter basis, second quarter 2014 same store revenue increased 1.9% compared to the first quarter of 2014, while same store property expenses increased 1.2%, resulting in a same store NOI increase of 2.5%.

For the six months ended June 30, 2014, same store revenue increased 5.5%, same store property expenses increased 7.3%, and same store NOI increased 3.9%, compared to the six months ended June 30, 2013. Excluding the benefit of the property tax settlement received in the second quarter of 2013 described above, same store property expenses increased 5.0% and same store NOI increased 5.9% compared to the six months ended June 30, 2013.

Transaction Activity

In April 2014, the Company closed on its previously announced acquisition of Waterstone at Big Creek, a newly-constructed 270-unit apartment community located in Alpharetta (Atlanta), Georgia, for approximately $40.5 million. The Company utilized cash on hand and borrowings under its revolving credit facility to fund the purchase. Upon completion of this acquisition, the Company owned 21 properties comprising 5,255 units and with a weighted average age of 10.8 years as of June 30, 2014.

Balance Sheet and Financing Activity

As of June 30, 2014, the Company had total debt outstanding of $350.0 million at a weighted average interest rate of 3.83% and a weighted average term-to-maturity of 7.40 years. Of the total debt outstanding, $298.0 million is fixed rate debt at a weighted average interest rate of 4.03% and a weighted average term-to-maturity of 8.25 years.

Dividend

On May 13, 2014, the Company’s Board of Directors declared a dividend of $0.095 per share and unit, payable to holders of record of common stock and common operating partnership units as of June 30, 2014, which was paid on July 15, 2014.

Conference Call and Webcast

The Company will host a webcast and conference call on Monday, August 11, 2014 at 11:00 a.m. Eastern Time to review second quarter results and discuss recent events. To participate in the call, please dial 877-705-6003 (domestic) or 201-493-6725 (international). The live webcast will be available at www.tradestreetresidential.com in the Investors section. A replay of the conference call will be available through September 11, 2014, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code13586617. Supplemental financial information is available in the Investor Relations section of the Company’s website under Financial Information.

About Trade Street Residential, Inc.

Trade Street Residential, Inc. is a vertically integrated and self-managed real estate investment trust focused on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States, including Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes, except as may be required by law. For a further discussion of these and other factors that could impact the Company's future results, performance or transactions, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which the Company filed with the Securities and Exchange Commission on March 26, 2014.

Non-GAAP Financial Measures

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property and bargain purchase gains, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company presents FFO attributable to common stockholders because management considers it to be an important supplemental measure of the Company’s operating performance, believes it assists in the comparison of the Company’s operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. As such, the Company also excludes the impact of noncontrolling interests, only as they relate to operating partnership units, in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. In October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO and prior periods should be restated to be consistent with this guidance.

The Company also uses core funds from operations, or Core FFO, as an operating measure. Core FFO includes adjustments to exclude the impact of straight-line adjustments for ground leases, gains and losses from extinguishment of debt, transaction costs related to acquisitions and reorganization, management transition costs and certain other non-cash items. The Company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the Company’s assets. In addition, the Company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

Management believes that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis. NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

The Company defines same store communities as communities owned and stabilized for the entirety of both periods presented, excluding properties held for sale. Reconciliations of net income attributable to common stockholders to FFO, Core FFO, NOI, and same store NOI are included in the Supplemental Information posted on the Company’s website.

Investor Relations:

Stephen Swett

786-248-6099
ir@trade-street.com

Trade Street Residential, Inc.
2nd Quarter 2014	Operating Results
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands, except per share data	2014	2013	2014	2013

Property revenues
Rental revenue	$13,233	$5,849	$23,499	$10,696
Other property revenues	1,420	588	2,564	1,026
Total property revenues	14,653	6,437	26,063	11,722

Property expenses
Property operations and maintenance	4,279	2,083	7,649	3,719
Real estate taxes and insurance	2,310	856	4,241	1,651
Total property expenses	6,589	2,939	11,890	5,370

Other expenses
General and administrative	2,318	1,824	4,413	3,383
Management transition expenses	250	-	9,291	-
Interest expense	3,318	2,011	6,191	3,900
Depreciation and amortization	5,747	2,922	10,467	5,167
Development and pursuit costs	94	15	139	15
Acquisition costs	136	222	1,641	444
Amortization of deferred financing cost	236	348	552	719
Asset impairment losses	-	613	-	613
Loss on early extinguishment of debt	-	331	1,629	1,146
Total other expenses	12,099	8,286	34,323	15,387

Other income	1	22	44	44
Income from unconsolidated joint venture	10	18	1	55

LOSS FROM CONTINUING OPERATIONS	(4,024)	(4,748)	(20,105)	(8,936)

Income from operation of discontinued rental property, including gains/losses on disposals	-	289	-	1,776

NET LOSS	(4,024)	(4,459)	(20,105)	(7,160)
Loss allocated to noncontrolling interest holders	242	614	1,341	1,169
Dividends declared and accreted on preferred stock and units	(231)	(219)	(459)	(473)
Extinguishment of equity securities	-	-	-	11,716
Adjustments attributable to participating securities	14	30	30	(2,491)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,999)	$(4,034)	$(19,193)	$2,761

Earnings (loss) per common share - basic and diluted
Continuing operations	$(0.11)	$(0.55)	$(0.56)	$0.16
Discontinued operations	-	0.04	-	0.28
Net earnings (loss) attributable to common stockholders	$(0.11)	$(0.51)	$(0.56)	$0.44

Weighted average number of shares - basic and diluted	36,452	7,907	34,112	6,321

Dividends declared per common share	$0.0950	$0.1575	$0.1900	$0.2425

Trade Street Residential, Inc.
2nd Quarter 2014	Funds From Operations and Core Funds from Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands, except per share and property data amounts	2014	2013	2014	2013

Net income (loss) attributable to common stockholders	$(3,999)	$(4,034)	$(19,193)	$2,761

Adjustments related to earnings per share computation (1)	(14)	(30)	(30)	(9,225)
Asset impairment losses	-	529	-	513
Real estate depreciation and amortization - continuing operations	5,484	2,520	9,963	4,323
Real estate depreciation and amortization - discontinued operations	-	148	-	368
Real estate depreciation and amortization - unconsolidated joint venture	94	89	187	165
Gain from sale of rental property	-	(302)	-	(1,628)

Funds from operations attributable to common stockholders (2)	$1,565	$(1,080)	$(9,073)	$(2,723)

Management transition expenses	235	-	8,697	-
Acquisition costs	128	191	1,536	372
Loss on early extinguishment of debt	-	292	1,525	966
Non-cash straight-line adjustment for ground lease expenses	-	88	-	172
Non-cash stock awards	145	166	171	161
Non-cash accretion of preferred stock and units	154	154	307	339
Distributions due on Class B contingent units	-	(79)	-	(157)

Core funds from operations attributable to common stockholders (2)	$2,227	$(268)	$3,163	$(870)

Per share data
Funds from operations - diluted	$0.04	$(0.13)	$(0.26)	$(0.43)
Core funds from operations - diluted	$0.06	$(0.03)	$0.09	$(0.14)

Weighted average common shares outstanding - diluted(3)(4)	36,656	8,059	34,316	6,397

[1]	See notes B and G to consolidated financial statements as filed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

[2]	See page 18 for the Company's definition of these non-GAAP measures. Individual line items included in the computations are net of noncontrolling interests and include results from discontinued operations where applicable. The three and six months ended June 30, 2013 amounts have been reclassified to conform to the current year presentation.

[3]	Includes non-vested portion of restricted stock awards.

[4]	The calculations of funds from operations and core funds from operations are reflected net of noncontrolling interests. Accordingly, noncontrolling interests represented by 2,344 Operating Partnership common units during the three and six months ended June 30, 2014 and 2013 are not included in the determination of diluted weighted-average common shares outstanding. If these calculations had considered noncontrolling interests and the 2,344 common units had been included as part of diluted weighted-average shares outstanding, there would have been no impact on the per share amounts of funds from operations or core funds from operations.

Trade Street Residential, Inc.
2nd Quarter 2014	Consolidated Balance Sheets
(Unaudited)

in thousands	June 30, 2014	December 31, 2013

ASSETS
Real estate assets
Land and improvements	$88,494	$58,560
Buildings and improvements	463,925	272,849
Furniture, fixtures, and equipment	15,595	9,016
	568,014	340,425
Less accumulated depreciation	(20,159)	(14,369)
Net investment in operating properties	547,855	326,056

Land held for future development (including $0 and $1,477 of consolidated variable interest entity, respectively)	12,961	31,963
Real estate assets held for sale	26,603	-
Net real estate assets	587,419	358,019

Investment in unconsolidated joint venture	2,321	2,421
Cash and cash equivalents (including $0 and $148 of consolidated variable interest entity, respectively)	10,665	9,037
Restricted cash and lender reserves	2,107	3,203
Deferred financing costs, net	5,143	3,022
Intangible assets, net	1,795	1,571
Prepaid expenses and other assets	5,850	10,363
Assets related to real estate assets held for sale	596	-
	28,477	29,617

TOTAL ASSETS	$615,896	$387,636

LIABILITIES
Indebtedness	$349,966	$249,584
Accrued interest payable	900	840
Accounts payable and accrued expenses	6,300	6,119
Dividends payable	3,790	1,247
Security deposits, deferred rent and other liabilities	1,906	1,443
Liabilities related to real estate assets held for sale	140	-
TOTAL LIABILITIES	363,002	259,233

Commitments & contingencies	-	-

STOCKHOLDERS' EQUITY
Class A preferred stock; $0.01 par value; 423 shares authorized, 309 shares issued and outstanding at June 30, 2014 and December 31, 2013	3	3
Common stock, $0.01 par value per share; 1,000,000 authorized; 36,739 and 4,717 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	367	115
Additional paid-in capital	306,965	162,681
Accumulated deficit	(70,817)	(52,053)
TOTAL STOCKHOLDERS' EQUITY - TRADE STREET RESIDENTIAL, INC.	236,518	110,746
Noncontrolling interests	16,376	17,657
TOTAL STOCKHOLDERS' EQUITY	252,894	128,403

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$615,896	$387,636

Trade Street Residential, Inc.
2nd Quarter 2014	Operating Properties Table
(Unaudited)

Property Name	Location	Year Built/ Renovated (1)	Date Acquired	Number of Units	Average Unit Size (Sq. Ft.)	Average Physical Occupancy (2)

The Pointe at Canyon Ridge	Sandy Springs, GA	1986/2007	09/18/08	494	920	94.7%
Arbors River Oaks	Memphis, TN	1990/2010	06/09/10	191	1,136	96.9%
The Estates at Perimeter (3)	Augusta, GA	2007	09/01/10	240	1,109	94.7%
Lakeshore on the Hill	Chattanooga, TN	1969/2005	12/14/10	123	1,168	95.9%
The Trails of Signal Mountain	Chattanooga, TN	1975	05/26/11	172	1,185	96.1%
Post Oak (4)	Louisville, KY	1982/2005	07/28/11	126	881	97.2%
Mercé Apartments	Addison, TX	1991/2007	10/31/11	114	653	96.0%
Fox Trails	Plano, TX	1981	12/06/11	286	960	98.1%
Millenia 700	Orlando, FL	2012	12/03/12	297	952	94.9%
Westmont Commons	Asheville, NC	2003/2008	12/12/12	252	1,009	98.0%
Bridge Pointe	Huntsville, AL	2002	03/04/13	178	1,047	96.9%
St. James at Goose Creek	Goose Creek, SC	2009	05/16/13	244	976	98.1%
Creekstone at RTP	Durham, NC	2013	05/17/13	256	1,043	96.1%
Talison Row at Daniel Island	Charleston, SC	2013	08/26/13	274	989	92.5%
Fountains Southend	Charlotte, NC	2013	09/24/13	208	844	99.4%
The Estates at Wake Forest	Wake Forest, NC	2013	01/21/14	288	1,047	63.9%
Miller Creek at Germantown	Memphis, TN	2012/2013	01/21/14	330	1,049	94.9%
The Aventine Greenville	Greenville, SC	2013	02/06/14	346	961	83.8%
Waterstone at Brier Creek	Raleigh, NC	2013/2014	03/10/14	232	1,137	55.0%
Avenues at Craig Ranch	McKinney, TX	2013	03/18/14	334	1,006	82.3%
Waterstone at Big Creek	Alpharetta, GA	2013	04/07/14	270	1,131	96.6%

Total / Weighted average				5,255	1,010	90.8%

	Three Months Ended	Six Months Ended
	June 30,	June 30,

Total operating properties (end of period)	21	21
Total operating apartment units (end of period)	5,255	5,255
Total operating apartment units - wholly owned, continuing operations (end of period)	5,015	5,015
Total operating apartment units (weighted average)	5,234	4,737
Total operating apartment units - wholly owned, continuing operations (weighted average)	4,994	4,497

[1]	The extent of the renovations included within the term “renovated” depends on the individual apartment community, but “renovated” generally refers to the replacement of siding, roof, wood, windows or boilers, updating of gutter systems, renovation of leasing centers and interior rehabilitation, including updated appliances, countertops, vinyl plank flooring, fixtures, fans and lighting, or some combination thereof.

[2]	Average physical occupancy represents the average occupancy for the three months ended June 30, 2014 of the total number of units occupied at each apartment community during the period divided by the total number of units at each apartment community, except for Waterstone at Big Creek, which was owned for all but six days in the second quarter.

[3]	We own a 50% interest in this apartment community through an unconsolidated joint venture.
[4]	Operating property classified as a component of real estate assets held for sale (and not reported under discontinued operations under ASC topic 360). The sale of this property closed on July 11, 2014

Trade Street Residential, Inc.
2nd Quarter 2014	Same Store NOI Comparisons(1)
(Unaudited)

	Year-to Date Comparisons
	Six Months Ended June 30,
in thousands, except property data amounts	2014	2013	% Change

Revenues	$11,120	$10,543	5.5%
Expenses	5,151	4,799	7.3%
Net operating income (NOI) (2)	$5,969	$5,744	3.9%

Average physical occupancy (3)	95.9%	94.6%	1.4%

Average monthly rental rate (4)	$875	$851	2.8%

	Quarter to Quarter Comparisons
	Three Months Ended June 30,
	2014	2013	% Change

Revenues	$5,613	$5,388	4.2%
Expenses	2,591	2,416	7.2%
Net operating income (NOI) (2)	$3,022	$2,972	1.7%

Average physical occupancy (3)	96.2%	95.6%	0.6%

Average monthly rental rate (4)	$879	$853	3.0%

	Sequential Quarter Comparisons
	Three Months Ended
	June 30, 2014	March 31, 2014	% Change

Revenues	$5,613	$5,507	1.9%
Expenses	2,591	2,560	1.2%
Net operating income (NOI) (2)	$3,022	$2,947	2.5%

Average physical occupancy (3)	96.2%	95.5%	0.7%

Average monthly rental rate (4)	$879	$871	0.9%

[1]	We define “Same Store” as properties owned and stabilized since January 1, 2013 through June 30, 2014. For newly constructed or lease-up properties or properties undergoing significant redevelopment, we consider a property to be stabilized at the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment. No properties owned since January 1, 2013 were under construction or undergoing redevelopment and, as a result, no properties owned since January 1, 2013 were excluded from the same store portfolio. For the three months ended June 30, 2014, "Same Store" properties are comprised of: The Pointe at Canyon Ridge, Arbor River Oaks, Lakeshore on the Hill, The Trails of Signal Mountain, Post Oak, Mercé Apartments, Fox Trails, Millenia 700, and Westmont Commons.

[2]	See page 18 for the Company's definition of this non-GAAP measure and page 20 for a reconciliation of this non-GAAP measure to net income (loss) attributable to common stockholders.

[3]	Average physical occupancy for the periods presented represent the average of the total number of units occupied at each apartment community during the respective period divided by the total number of units at each apartment community.

[4]	Average rental rates for the periods presented are the Company’s market rents after “loss to lease” and concessions, but before vacancy, discounted employee units, model units, and bad debt for the respective periods.

Trade Street Residential, Inc.
2nd Quarter 2014	Same Store Operating Expense Comparisons
(Unaudited)

	Year-to Date Comparisons
	Six Months Ended June 30,
in thousands	2014	2013	$ Change	% Change	% of 2014 Actual

Property taxes	$1,355	$1,262	$93	7.4%	26.3%
Salaries and benefits for on-site employees	1,409	1,383	26	1.9%	27.4%
Utilities	745	704	41	5.8%	14.5%
Repairs and maintenance	327	353	(26)	(7.4%)	6.3%
Make ready/turnover	270	218	52	23.9%	5.2%
Property insurance	286	251	35	13.9%	5.6%
Other	759	628	131	20.9%	14.7%
Total same property	$5,151	$4,799	$352	7.3%	100.0%

	Quarter to Quarter Comparisons
	Three Months Ended June 30,
	2014	2013	$ Change	% Change	% of 2014 Actual

Property taxes	$657	$602	$55	9.1%	25.4%
Salaries and benefits for on-site employees	683	693	(10)	(1.4%)	26.4%
Utilities	361	335	26	7.8%	13.9%
Repairs and maintenance	196	206	(10)	(4.9%)	7.5%
Make ready/turnover	156	126	30	23.8%	6.0%
Property insurance	152	127	25	19.7%	5.9%
Other	386	327	59	18.0%	14.9%
Total same property	$2,591	$2,416	$175	7.2%	100.0%

	Sequential Quarter Comparisons
	Three Months Ended
	June 30, 2014	March 31, 2014	$ Change	% Change	% of 2014 Actual

Property taxes	$657	$698	$(41)	(5.9%)	25.4%
Salaries and benefits for on-site employees	683	726	(43)	(5.9%)	26.4%
Utilities	361	384	(23)	(6.0%)	13.9%
Repairs and maintenance	196	131	65	49.6%	7.6%
Make Ready/turnover	156	114	42	36.8%	6.0%
Property insurance	152	134	18	13.4%	5.9%
Other	386	373	13	3.5%	14.9%
Total Same Property	$2,591	$2,560	$31	1.2%	100.0%

Trade Street Residential, Inc.
2nd Quarter 2014	Acquisitions and Dispositions / Land Investments
(Unaudited)

in thousands, except property data amounts

Acquisitions:			Percent Leased at	Date	Gross	Debt Balance at
Property	Location	Units	June 30, 2014	Acquired	Purchase Price	June 30, 2014

The Estates at Wake Forest	Wake Forest, NC	288	79.8%	1/21/2014	$37,250	$18,625
Miller Creek at Germantown	Memphis, TN	330	99.4%	1/21/2014	43,750	26,250
The Aventine Greenville	Greenville, SC	346	98.0%	2/6/2014	41,866	21,000
Waterstone at Brier Creek	Raleigh, NC	232	78.0%	3/10/2014	32,682	16,250
Avenues at Craig Ranch	McKinney, TX	334	97.0%	3/18/2014	42,375	21,200
Waterstone at Big Creek	Alpharetta, GA	270	99.6%	4/7/2014	40,500	Line of Credit

Total acquisitions six months ended June 30		1,800			$238,423	$103,325

Land held for future development:				Carrying
		Planned		Value as of
Project	Location	Units	Acreage	June 30, 2014

Millenia Phase II	Orlando, FL	403	7.0	$12,961

Total land held for future development		403	7.0	$12,961

Land held for sale:				Carrying
		Planned		Value as of
Project	Location	Units	Acreage	June 30, 2014

The Estates at Maitland	Maitland, FL	416	6.1	$9,000
Midlothian Town Center - East	Midlothian, VA	238	8.4	4,165
Venetian	Fort Myers, FL	436	23.0	4,360
Sunnyside	Panama City Beach, FL	212	22.0	1,600

Total land held for sale		1,302	59.5	$19,125

Trade Street Residential, Inc.
2nd Quarter 2014	Acquisitions Pipeline and NOI Summary
(Unaudited)

in thousand, except property data amounts

Multifamily communities:
as of June 30, 2014
			NOI	Avg Monthly
	Units	Communities	Quarter Ended	Rental Rate

Same Store Communities (1)	2,055	9	$3,022	$879
Stabilized non-same store communities (2)	1,760	7	3,603	1,094
Lease-up communities (3)	1,200	4	1,439	1,026
Wholly-owned communities	5,015	20	8,064	990
Joint venture communities	240	1	205	969

Total multifamily communities	5,255	21	$8,269	$989

Acquisition pipeline:				Anticipated	Contract
		Planned	Percent	Close	Purchase
Project	Location	Units	Leased (3)	Date	Price

Waterstone at Big Creek, Phase II	Alpharetta, GA	100	N/A	1Q15	$15,000

Total acquisition pipeline		100	-		$15,000

[1]	For 2014 "Same Store" properties are comprised of: The Pointe at Canyon Ridge, Arbor River Oaks, Lakeshore on the Hill, The Trails of Signal Mountain, Post Oak, Mercé Apartments, Fox Trails, Millenia 700, and Westmont Commons.

[2]	Communities that were stabilized for the quarter ended June 30, 2014, but do not meet the criteria for "Same Store" properties. These include: Bridge Pointe, St. James at Goose Creek, Creekstone at RTP, Fountains Southend, Talison Row at Daniel Island, Miller Creek at Germantown, and Waterstone at Big Creek.

[3]	The Estates at Wake Forest, The Aventine Greenville, Waterstone at Brier Creek, and Avenues at Craig Ranch are all currently in lease-up for the quarter ended June 30, 2014.

Trade Street Residential, Inc.
2nd Quarter 2014	Debt Summary
(Unaudited)

in thousands
Debt Maturities(1)

as of June 30, 2014
		Scheduled Repayments			% of
Year		Amortization	Maturities	Total	Total

Remainder of 2014		$220	$-	$220	0.1%
2015		1,210	-	1,210	0.3%
2016		1,977	-	1,977	0.6%
2017		3,410	58,256	61,666	17.6%
2018		3,803	7,661	11,464	3.3%
Thereafter		20,205	253,224	273,429	78.1%

	Total	$30,825	$319,141	$349,966	100.0%

Floating vs. Fixed Rate Debt:(1)				Weighted Average
		Balance at	% of	Interest	Years to
		June 30, 2014	Total	Rate	Maturity

Fixed rate debt		$297,966	85.1%	4.03%	8.25
Floating rate debt		52,000	14.9%	2.69%	2.58

	Total	$349,966	100.0%	3.83%	7.40

Unconsolidated Debt:
	Balance at	YTD	Interest
Property	June 30, 2014	Amortization	Rate	Maturity

The Estates at Perimeter(2)	$17,447	$154	4.245%	9/1/2017

(1)	Wholly owned, continuing operations.
(2)	Reflects 100% of debt, JV interest is 50%.

Trade Street Residential, Inc.
2nd Quarter 2014	Capitalized Costs Summary
(Unaudited)

	Three Months Ended		Six Months Ended
in thousands, except number of units	June 30, 2014		June 30, 2014
	Total	Per Unit	Total	Per Unit
Recurring capital expenditures:

Flooring & Carpeting	$167	$33	$296	$66
Appliances	157	31	181	40
HVAC	24	5	30	7
Other	10	2	12	3

Total recurring capital expenditures	$358	$71	$519	$116

Non-recurring capital expenditures:

Plumbing	$13	$3	$15	$3
Rehab of Apartments	96	19	188	42
Furniture, Fixtures and Equipment	113	23	132	29
Other	285	57	362	80

Total non-recurring capital expenditures	$507	$102	$697	$154

Weighted average units - wholly owned, continuing operations		4,994		4,497

Trade Street Residential, Inc.
2nd Quarter 2014	Non-GAAP Financial Measures and Reconciliations
(Unaudited)

The supplemental financial data contained in this document contains certain non-GAAP financial measures management believes are useful in understanding our business and evaluating our performance. Our definitions and calculations of these non-GAAP financial measures may differ from those of other equity REITs, and thus may not be comparable to other REITs. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

Funds from Operations ("FFO")

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property and bargain purchase gains, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company presents FFO attributable to common stockholders because management considers it to be an important supplemental measure of the Company’s operating performance, believes it assists in the comparison of the Company’s operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. As such, the Company also excludes the impact of noncontrolling interests, only as they relate to operating partnership units, in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. In October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO and prior periods should be restated to be consistent with this guidance.

Core Funds from Operations ("Core FFO")

The Company also uses core funds from operations, or Core FFO, as an operating measure. Core FFO includes adjustments to exclude the impact of straight-line adjustments for ground leases, gains and losses from extinguishment of debt, transaction costs related to acquisitions and reorganization, management transition costs and certain other non-cash items. The Company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the Company’s assets. In addition, the Company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

Net Operating Income ("NOI")

Management believes that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis. NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

The Company defines same store communities as communities owned and stabilized for the entirety of both periods presented, excluding properties held for sale. Reconciliations of net income attributable to common stockholders to FFO, Core FFO, NOI, and same store NOI are included in the Supplemental Information posted on the Company’s website.

The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net income (loss) attributable to common stockholders, as computed in accordance with GAAP:

Trade Street Residential, Inc.
2nd Quarter 2014	NOI Bridge
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands	2014	2013	2014	2013
Property Revenues (1)
Same Store (9 properties)	$5,613	$5,388	$11,120	$10,543
Non Same Store (11 properties)	9,040	1,049	14,943	1,179

Total property revenues	$14,653	$6,437	$26,063	$11,722

Property Expenses (1)
Same Store (9 properties)	$2,591	$2,416	$5,151	$4,799
Non Same Store (11 properties)	3,998	523	6,739	571

Total property expenses	$6,589	$2,939	$11,890	$5,370

Net Operating Income (1)(2)
Same Store (9 properties)	$3,022	$2,972	$5,968	$5,744
Non Same Store (11 properties)	5,042	526	8,205	608

Total property net operating income	$8,064	$3,498	$14,173	$6,352

Reconciliation of NOI to GAAP Net Loss

Total property net operating income	$8,064	$3,498	$14,173	$6,352
Other income	1	22	44	44
Depreciation and amortization	(5,747)	(2,922)	(10,467)	(5,167)
Development and pursuit costs	(94)	(15)	(139)	(15)
Interest expense	(3,318)	(2,011)	(6,191)	(3,900)
Amortization of deferred financing cost	(236)	(348)	(552)	(719)
Loss on early extinguishment of debt	-	(331)	(1,629)	(1,146)
General and administrative	(2,318)	(1,824)	(4,413)	(3,383)
Management transition expenses	(250)	-	(9,291)	-
Asset impairment losses	-	(613)	-	(613)
Acquisition costs	(136)	(222)	(1,641)	(444)
Income from unconsolidated joint venture	10	18	1	55
Loss from continuing operations	(4,024)	(4,748)	(20,105)	(8,936)
Discontinued operations	-	289	-	1,776
Net loss	(4,024)	(4,459)	(20,105)	(7,160)
Loss allocated to noncontrolling interests	242	614	1,341	1,169
Adjustments related to earnings per share computation (3)	(217)	(189)	(429)	8,752

Income (loss) attributable to common stockholders	$(3,999)	$(4,034)	$(19,193)	$2,761

Income from Discontinued Operations
Property revenues	$-	$1,683	$-	$3,790
Property expenses	-	(942)	-	(2,074)
Property net operating income	-	741	-	1,716
Other expenses	-	(22)	-	(44)
Depreciation and amortization	-	(172)	-	(440)
Interest expense	-	(498)	-	(1,188)
Amortization of deferred financing costs	-	-	-	-
Loss on extinguishment of debt	-	(8)	-	(8)
Deferred portion of ground lease amortization	-	(102)	-	(206)
Gain on sale of discontinued operations	-	350	-	1,946
Income (loss) from discontinued operations	$-	$289	$-	$1,776

[1]	The Company defines “Same Store” as properties owned and stabilized since January 1, 2013 through June 30, 2014 excluding properties held for sale. For newly constructed or lease-up properties or properties undergoing significant redevelopment, we consider a property to be stabilized at the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment. No properties owned since January 1, 2013 were under construction or undergoing redevelopment and, as a result, no properties owned since January 1, 2013 were excluded from the same store portfolio.

[2]	See page 18 for the Company's definition of this non-GAAP measure.

[3]	See notes B and G to consolidated financial statements as filed in our Quartely Report on Form 10-Q for the quarter ended March 31, 2014.

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